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                                                                  EXHIBIT 10.9.5


NORTH CAROLINA

IREDELL COUNTY                     LEASE AGREEMENT

     THIS LEASE AGREEMENT, made and entered into this 3rd day of March, 1995, by and between ATHENA ASSOCIATES, a North Carolina general partnership having a principal office in Iredell County, North Carolina, and the mailing address of
P. O. Box 830, Mooresville, North Carolina, 28115, by and through its Managing Partner, ROE, LTD., a North Carolina corporation, hereinafter referred to as "LESSOR," and RCB ENTERPRISES, INC., Suite 9A, 224 Rolling Hill Road, Mooresville, North Carolina, 28115, hereinafter referred to as "LESSEE";

                              W I T N E S S E T H:

     THAT WHEREAS, the Lessor does this day lease unto said Lessee, and said Lessee does hereby hire and take as tenant under said Lessor, for the stated purpose of operating an apparel and souvenir distribution center, and for no other purpose without the express written approval of the Lessor, the following described property, hereinafter referred to as the "PREMISES," for the term of three (3) years, beginning the 1st day of May, 1995, and ending three (3) years, thereafter; SAID PREMISES BEING A SECTION OF THAT CERTAIN BUILDING KNOWN AS THE ATHENA BUILDING NUMBER ONE, LOCATED AT #46 ROLLING HILL ROAD, IN LAKESIDE PARK, IN MOORESVILLE, IREDELL COUNTY, NORTH CAROLINA, SAID SECTION BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

                         SUITES 8A, 8B, 9A, 10A AND 10B

     NOW THEREFORE, in consideration of the rents and mutual covenants herein contained, Lessor and Lessee do hereby covenant, promise and agree as follows:

     1.  RENT:

         (a) Lessee agrees to pay to Lessor, during the first year of this Lease, an annual rent of $37,272 DOLLARS, said rent to be payable at the rate of $3,106, with each payment to be made on the same day of each and every month as the date of the beginning of the term as set out hereinabove, in advance, without demand, at the office of the Lessor, or at such other place and to such other person as the Lessor may from time to time designate in writing. This monthly rental rate reflects 3,017.56 base rent for the unit, plus
$24.28 monthly water and sewer charge, $25.43 monthly garbage pick-up charge and $38.73 monthly CAM charge.

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          (b)  For each succeeding year of this Lease after the first year, the new, annual-rental rate, beginning with the first day of the second year of the effective date of this Lease (and on the first day of each succeeding year), shall be an amount computed by increasing the rental rate for the immediately preceding period by five (5%) percent (the immediately preceding yearly rent shall be multiplied by 1.05%.)

          (c) It is understood and agreed by the parties hereto that the Lessee shall deposit one (1) months' rent with the Lessor at the time of entering this Agreement. This one month's rent shall be for a security deposit which may be used to satisfy any indebtedness of Lessee to Lessor at the termination of this Lease. Said deposit shall not be placed in a separate escrow account, may be commingled with other funds of the Lessor, and shall not earn any interest for the Lessee. The purpose of said security deposit is to pay for any damage to the Premises, or it shall be used as reimbursement to Lessor for any sums owed to it at the termination of the Lease. The Lessee shall pay the first month's rent prior to occupation of the Premises.

          (d) If payment of rent is not made by the 15th of the month in which it is due, the Lessee will be charged a delinquency fee of four (4%) percent of the unpaid rental installment, in addition to the base monthly fee. Acceptance of any late payments and penalties shall only waive the right to claim breach of contract for such accepted late rental payments and penalties, but shall not otherwise constitute a waiver of any rights, including the right to require timely payment in the future.

          (e) There will be an additional charge to Lessee of $38.73 per month for common-area maintenance, which is referenced in paragraph 1(a) hereinabove, and it shall be the responsibility of Lessor to maintain in a good, safe and substantial condition, all of the common areas of the Athena Building and grounds.

          (f) If a rental check is returned to Lessor unpaid by the bank, the Lessee will be charged a service charge in the maximum amount allowed by law.

     2. COMPLIANCE WITH LAWS: The Lessee and Lessor shall each promptly execute and comply with all statutes, ordinances, rules, orders, regulations and requirements of the federal, state, county and city governments and of any and all of their departments and bureaus applicable to said Premises (and in the case of Lessor, to the Athena Building), for the correction, prevention and statement of nuisances or other
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grievances in, upon or connected with said Promises and the Athena building during said term, or any renewal thereof.

     3. PROVISION OBSERVANCE: The prompt payment of the rent for said Premises upon the dates named, and the faithful observance of the rules and regulations described within this Lease, whether set out herein or incorporated herein by reference, and which are hereby made a part of this covenant, are the conditions upon which this Lease is made and accepted. Any failure on the part of the Lessee to comply with the terms of said Lease, or any of said rules and regulations now in existence, shall, at the option of the Lessor, work a forfeiture of this contract and all of the rights of the Lessee hereunder; thereupon the Lessor, its agents or attorneys, shall have all rights at equity or in law to object and remove all persons therefrom. Lessee expressly agrees that in the event of an uncorrected violation of any of the terms of this Lease, or of said rules and regulations now in existence, or which may hereafter be made, said Lessor, its agent or attorneys, may immediately begin summary ejectment procedures.

     4. TAXES: Lessor agrees to pay, before the same shall become delinquent, all ad valorem taxes and all other charges, fees or costs imposed by any governmental or quasi-governmental entity pertaining to or based upon all of the demised Premises. Lessee will pay all such taxes and charges on all personal property owned or leased by it and located upon the leased Premises so that no tax lien of any sort or description against the Lessee shall become a charge against the Premises.

     5. REPAIRS AND MAINTENANCE: Lessor shall, at all times during the term of this Lease, at its own cost and expense, repair and maintain in a good, safe and substantial condition, the structural shell of the building, including the roof and exterior walls, HVAC, and electrical and mechanical systems located on the Premises, except for damages caused thereto by the negligence of the Lessee, which shall be its expense to repair. Lessor shall also maintain and repair the utilities up to the point of entrance to the building and will be responsible for maintaining the outside grounds, including landscaping and any limited, common areas designated as such for the general use of any and/or all tenants of the building. Lessee shall maintain and repair any and all improvements, additions and alterations thereto located upon the demised Premises. No improvements, additions and/or alterations may be made to the Premises except in compliance with Paragraph 12 hereof.

     6. UTILITIES: All applications and connections for necessary utility services on the demised Premises shall be made in the name of Lessee; Lessee shall be solely responsible
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for paying utility charges as they become due, including those for gas and electricity. Lessor shall provide sewer and water for use by the Lessee at the rate of $24.28 per month [which is referenced hereinabove in paragraph 1(a)], in addition to the rent set out hereinabove (with the understanding that this rate may be adjusted once per year, or at any time that there shall be a general rate increase of the aforesaid utilities). It is further understood and agreed that other individual services such as telephone, janitorial, equipment maintenance, etc., necessary for the Lessee in connection with operating its business, shall be the sole responsibility of the Lessee. Lessor shall provide weekly garbage pick-up for use by the Lessee at the rate of $25.43 per month [which is referenced hereinabove in paragraph 1(a)], in addition to the rent set out hereinabove, which said rate may be varied annually based upon the actual cost changes to Lessor of such services.

     7.   INSURANCE:     During the term of this Lease, and any renewals
hereof, Lessor and Lessee shall obtain and maintain, each at its own expense, the following types of insurance as respectively set out hereinbelow; each shall name the other thereon as a jointly-insured party:

          (a)  LIABILITY INSURANCE.     Both Lessor and Lessee shall maintain,
at all times during the term hereof, with a responsible insurer licensed to do business in North Carolina, comprehensive, general, liability insurance against any loss or liability for damages and any expense of defense against any claim for damages which might result from the use or occupation or condition of the Premises, in such amount or amounts as shall not be less than is customary and usual for operations of the type, character and scope to be carried on by Lessee on the Premises, but in no event in amounts affording protection of less than One Million Dollars ($1,000,000) of combined, single-limit coverage for each occurrence.

          (b) PERSONAL PROPERTY. It is understood and agreed that Lessee shall be responsible for providing insurance coverage on its own personal property, including, but not limited to, fire, theft or extended insurance coverage on the personal property or equipment it uses and maintains on the demised Premises for the purpose of carrying on its business.

          (c)  HAZARD INSURANCE.   Lessor agrees to maintain and pay the
premiums for casualty insurance, including fire and extended coverage, on all improvements on the demised Premises in an amount of not less than the replacement cost of said improvements, provided Lessee does not engage in any type of activity which would increase the rate of insurance on the entire building because of such activity. In the event Lessee shall carry on such an activity in the demised Premises,
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Lessee shall be responsible for the additional cost of the insurance on the entire building attributable to such activity. Lessor also reserves the right to demand that Lessee remedy any such condition which shall cause an increase in the insurance premium, and Lessee shall remedy such condition within five (5) days of notice thereof, or such failure shall be deemed an action of default of this Lease Agreement. In the event of damage or destruction to such extent that repair or replacement could not be completed within a period of sixty (60) days, Lessor, at its option, may terminate this Lease Agreement; but, in the event repair or replacement can be completed within a period of sixty (60) days, then the Lessor shall be required to make repairs and replacements to the demised Premises to the same or better condition in which they were immediately prior to such fire or other such damage or destruction, provided that there are at least two (2) years remaining on any rental term. During any such repair and replacement period, Lessee's rent shall abate to the extent of interference with its normal business during such period.

          (d) Subrogation. Each party hereby releases the other from any claim for recovery for any loss or damage to any of its property which is insured under valid and collectible insurance policies to the extent of any recovery collectible under such insurance. It is further agreed that this waiver shall apply only when permitted by the applicable policy of insurance, which shall contain provisions for mutual waiver of subrogation, if possible.

     8. Successors: This contract shall bind the successors, assigns and/or legal representatives, as the case may be, the Lessee and Lessor.

     9. Default or Breach: Each of the following events shall constitute a default or breach of this Lease by Lessee:

          (a) If Lessee, or any successor assignee of Lessee, while in possession shall file a Petition in Bankruptcy under any Bankruptcy Act, or shall voluntarily take advantage of any such Act by answer or otherwise, or shall make an assignment for the benefit of creditors, or enter into any type of receivership;

          (b) If Lessee shall fail to pay Lessor any rent when the rent shall become due and shall then fail to make any payment within ten (10) days after receiving notice from Lessor that it is past due and payable;

          (c)  If Lessee shall vacate or abandon the demised
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          (d) If Lessee shall fail to perform any of its obligations under this
Agreement.

     10. Effect of Default: In the event of any default hereunder, the Lessor shall have the right to cancel and terminate this Lease, as well as all of the right, title and interest of Lessee hereunder, by giving to Lessee not less than ten (10) days' written notice of cancellation and termination. Lessee shall have the right to cure such default as may have occurred, during this ten
(10) days' notice period, to the satisfaction of Lessor. On expiration of the time fixed in the notice, this Lease and the right, title and interest of the Lessee hereunder shall terminate in the same manner and with the same force and effect as if the date fixed in the notice of default, cancellation and termination were the end of the term herein originally determined. Nothing contained herein shall in any way abrogate any rights which the Lessor shall have at law or in equity for specific performance or damages as a result of a breach of this Agreement.

     11. Environmental Indemnity: Lessor hereby certifies to Lessee that as of the time of the beginning of this Lease, it has no knowledge of the presence of any substances on, or any use of, the Premises which have been in conflict with any of the environmental laws of the state or nation and that Lessor has never conducted any activity on the said Premises which has in any way been in conflict with any of the environmental laws of the state or nation. Lessee shall be responsible for compliance with all state, federal and local environmental laws and regulations with respect to the business and the operations of the business on the Premises. Lessee agrees to indemnify and hold harmless Lessor, its successors or assigns, against and in respect of, any and all damages, claims, losses, liabilities and expenses, including, without limitation, reasonable legal, accounting, consulting, engineering and other expenses which may be imposed upon or incurred by Lessor, its successors or assigns, or asserted against Lessor, its successors or assigns, by any other party or parties (including, without limitation, a governmental entity) arising out of or in connection with any environmental condition caused or created by Lessee.

     12. No Assignment; Additions: The Lessee shall not assign this Lease, nor sublet the Premises, or any part thereof, nor make any alterations therein, or any additions thereto, without the written consent of the Lessor; and all additions, fixtures or improvements which may be made by Lessee, except movable furniture and Lessee's equipment, shall become the property of the Lessor and remain upon the Premises as a part thereof, and be surrendered with the Premises at the termination of this Lease.
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conditions as are provided for herein, with a rental for the period of such holding over at one and one-half (1.5) times the monthly installment of rent last paid by Lessee during the term of this Lease.

     18. Condemnation: If any part of the demised Premises shall be taken or condemned for public or quasi-public use (or any transfer is made in lieu thereof) and a part thereof remains which is suitable for the use contemplated hereunder, this Lease shall, as to the part so taken, terminate as of the date title shall be taken by the condemnor and the rent payable hereunder shall be adjusted so that the Lessee shall be required to pay for the remainder of the term only such portion of such rental as the value of the part remaining after the condemnation bears to the whole of the demised Premises at the date of condemnation. Should all of the demised Premises be taken or condemned, or so much thereof that the use by Lessee shall be substantially impaired, the Lessee may thereupon terminate this Lease, and any compensation awarded upon such condemnation or taking shall be the property of the Lessor. Lessee shall in any event be entitled to its separate award from the condemning authority, for which Lessee shall make its own application.

     19. Severability: If any clause or provision of this Lease is illegal, invalid or unenforceable under present or further laws effective during the term of this Lease, or any extensions hereof, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby; and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

     20. Subordination and Other Agreements: This Lease is and shall remain subordinate to all prior leases and to all mortgages which now or may hereafter affect the real property of which the demised Premises form a part and to all renewals, modifications, replacements and extensions thereof. This clause shall be self-operative and no further instrument of subordination shall be required by any mortgagee. The parties hereto shall be bound by all existing easements, agreements, restrictions, and encumbrances of record relating to the demised Premises, and Lessor shall not be liable to Lessee for any damages resulting from any action taken by holder thereunder. Notwithstanding anything herein to the contrary, so long as Lessee hereunder shall pay the rent reserve and comply with, _____ by, and discharge the terms, conditions, covenants and by employees so as to not take all of the prime spaces for potential customers of other tenants of the Athena Building.

     24.  Signs:    Lessee shall have the right to erect and maintain signs in or on the demised Premises at such place or places as Lessor shall choose; however, the same shall be subject to approval by the Lessor and shall be subject to the ordinances of the City of Mooresville, the rules and regulations promulgated by the Lessor for signs, and any prior existing leases of other tenants located in the Athena Building.

     25. Peaceful Enjoyment: Lessor covenants that Lessee shall and may peacefully have, hold and enjoy the demised Premises, subject to the terms of this Lease, provided Lessee pays the rent and other sums required to be paid by Lessee and performs all of Lessee's covenants and agreements herein contained.

     26.  Memorandum of Lease:     Should either party decide to place upon the
public records of Iredel County a record of this Lease Agreement, it shall prepare and the other party shall promptly execute a Memorandum of Lease suitable for such recordation.

     27. Entire Agreement: This Lease contains the entire agreement between the parties and cannot be changed or terminated except by written instrument subsequently executed by the parties hereto. This Lease and the terms and conditions hereof apply to and are binding on the heirs, legal representatives, successors and assigns of the parties.

     IN WITNESS WHEREOF, ATHENA ASSOCIATES, as "LESSOR," has caused this instrument to be executed in its name by its Managing partner, ROE, LTD., and RCB ENTERPRISES, INC., as "LESSEE," has caused this Lease Agreement to be signed in its corporate name by its duly authorized officers and its corporate seal to be affixed hereto, all done in duplicate originals, with an original copy being retained by each of the parties hereto, on the day and year first above written.


                              ATHENA ASSOCIATES, LESSOR
                              BY: ROE, LTD., Managing Partner


                                   BY: /s/ CACILE G. EBERT
                                      --------------------------
                                      Cacile G. Ebert, President


(CORPORATE SEAL)

ATTEST:


/s/ WANDA B. EISELE
--------------------------
Wanda B. Eisele, Secretary

                                             RCB ENTERPRISES, INC.
                                             LESSEE

(CORPORATE SEAL)                             BY: /s/ RANDY BAKER
                                                ----------------------------
                                                Randy Baker, President

ATTEST:

/s/ NANCY S. BEKES
------------------------------------
                        Secretary
-----------------------




                 *********************************************


STATE OF NORTH CAROLINA - IREDELL COUNTY

          I, Tracy Lyn Bryan, a notary public of the county and state aforesaid, do hereby certify that Wanda B. Eisele personally appeared before me this day and acknowledged that she is Secretary of ROE, LTD., a North Carolina corporation, Managing Partner of ATHENA ASSOCIATES, the "LESSOR" in the foregoing instrument; that Cecile G. Ebert is President of said corporation; that said President signed the foregoing instrument in her presence; and that the said Secretary attested her signature thereto and affixed the corporate seal.

          WITNESS my hand and official seal, this 2nd day of March, 1995.


                                                /s/ TRACY LYN BRYAN
                                                ----------------------------
                                                       Notary Public


My Commission Expires       12/5/99
                         --------------



                                                  [NOTARY PUBLIC SEAL]

STATE OF NORTH CAROLINA - NEW HANOVER COUNTY:

     I, Robert Granberry Goff, Sr., a notary public of the County and State aforesaid, do hereby certify that Nancy S. Baker and Randy Baker personally appeared before me this day and acknowledged that (s)he is ____________ Secretary of RCB ENTERPRISES, INC., a North Carolina, corporation, "LESSEE" in the foregoing instrument; that Randy Baker is the President of said corporation, that said President signed the foregoing instrument in his(her) presence; and that the said _____________ Secretary attested his(her) signature thereto and affixed the corporate seal.

     WITNESS my hand and official seal, this 6 day of March, 1995.

                                             /s/ ROBERT GRANBERRY GOFF, SR.
                                             -----------------------------------
                                                        Notary Public

My Commission Expires: 6-4-1995
                      ----------

                                 LAKESIDE PARK

                              LEASE RATE 4,830 SF
                          SUITES 8A, 8B, 9A, 9B & 10B



3 YEAR LEASE W/ 5% INCREASES YEARLY
          1,830 SF OFFICE UPFIT @ $9.50
          3,000 SF WAREHOUSE @ $4.50
          LEASE RATE = *$2,573.75 MONTHLY
                        $30,885 YEARLY



     * Plus $20.29 monthly water and sewer $21.25 for garbage pick up and $32.36 monthly charge for common area maintenance. Total monthly costs = $2,647.65

     - Rent includes: hazard insurance on shell of building and property taxes.

     - All utilities are based on individual meters for the separate units with the exception of water. There will be a $20.29 monthly fee added for water and sewer charges

     - 200 amp electrical with 3 phase capabilities

     - Receptacles every 20-25 feet in warehouse

     - 3 dock high available

     - First months rent and one months security deposit upon signing the lease agreement

                                 LAKESIDE PARK



                          ADDENDUM TO LEASE AGREEMENT
                 BETWEEN ATHENA ASSOCIATES AND RCB ENTERPRISES



     It is agreed between Athena Associates and RCB Enterprises that in order to defray the costs of the additional upfits of the premises to tenant specifications, tenant agrees to pay the additional sum of $798.00 per month for the remainder of the lease term.

     Acknowledged and agreed by: /s/ CECILE EBERT
                                ---------------------------------------
                                 Cecile Ebert, Pres., ROE Ltd.,
                                 managing partner Athena
                                 Associates

                           Date: 12/13/95
                                ----------

     Acknowledged and agreed by: /s/ RANDY BAKER
                                ---------------------------------------
                                 Randy Baker, Pres., RCB
                                 Enterprises

                           Date: 12/15/95
                                ----------